EXHIBIT 10.15

PROMISSORY NOTE

Principal Amount: $[________].00	Dated as of August [__], 2022

FOR VALUE RECEIVED, Metro One Telecommunications, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of [_________] or its registered assigns or successors in interest (the “Payee”) the principal sum of [________] ($[_______].00) in lawful money of the United States of America, on the terms and conditions described below. Reference is made to that certain Note and Securities Purchase Agreement, dated as of August [__], 2022, by and among the Maker, Payee in its capacity as a Purchaser, and the other Purchasers party thereto (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the “Purchase Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement).

1. Principal. The principal balance of this Promissory Note (this “Note”) shall be payable on November [__], 2023[1] (the “Maturity Date”). Subject to Section 3(c) below, the principal balance may be prepaid at any time prior to the Maturity Date at the discretion of the Maker. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest.

(a) The unpaid principal balance of this Note shall bear interest from and including the date of issuance until all obligations of the Maker hereunder are paid in full at a rate of ten percent (10.0%) per annum. Accrued and unpaid interest is due and payable quarterly in arrears in cash, commencing on October 1, 2022 in accordance with Section 3 (the “Quarterly Interest Payments”).

(b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

3. Payments.

(a) Each Quarterly Interest Payment due under the Note (other than at the Maturity Date) shall be payable in cash to the Payee by the Maker in accordance with the wire instructions set forth on Schedule A hereto or in accordance with instructions provided by the Payee.

(b) The outstanding principal balance of the Note shall be payable in cash on the Maturity Date, when all unpaid principal of, and accrued and unpaid interest on, the Note (the “Maturity Payment Amount”) shall be due and payable in cash to Payee in accordance with the wire instructions set forth on Schedule A hereto or in accordance with instructions provided by the Payee.

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(c) In the event a Corporate Transaction or an Insolvency Event (as defined below) occurs prior to the Maturity Date or the prepayment of this Note, an amount equal to two (2) times the then outstanding principal balance of the Note, plus all accrued and unpaid interest thereon, shall be payable in cash to Payee at the closing of such Corporate Transaction or the occurrence of such Insolvency Event, as the case may be, in accordance with the wire instructions set forth on Schedule A hereto or in accordance with instructions provided by the Payee. If (x) the Maker prepays the entire outstanding principal balance of this Note plus all accrued and unpaid interest thereon (the “Prepayment Amount”) at any time prior to the Maturity Date and a Corporate Transaction or Insolvency Event occurs within sixty (60) days following such prepayment, or (y) a Corporate Transaction or Insolvency Event occurs within sixty (60) days following the Maturity Date, then, in the case of each of clauses (x) and (y), the Maker shall make an additional payment to the Payee in an amount equal to the Prepayment Amount or the Maturity Payment Amount, as the case may be, at the closing of such Corporate Transaction or the occurrence of such Insolvency Event, in accordance with the wire instructions set forth on Schedule A hereto or in accordance with instructions provided by the Payee. For purposes of this Note, “Corporate Transaction” means (i) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Maker’s assets, (ii) the consummation of a merger or consolidation of the Maker with or into another entity (except a merger or consolidation in which the holders of capital stock of the Maker immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Maker or the surviving or acquiring entity immediately following the consummation of such transaction), or (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Maker’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Maker (or the surviving or acquiring entity). For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Maker’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Maker’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of equity securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

(d) Whenever any payment owed under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

4. Costs and Expenses. The Maker agrees to reimburse the Payee for all out-of-pocket costs and expenses, including, without limitation, attorneys’ fees, incurred by the Maker in connection with the (i) collection of any sums due under this Note; and (ii) enforcement of this Note or any other Transaction Document (including, without limitation, any costs and expenses of any third party provider engaged by Payee for such purpose).

5. Application of Payments. All payments shall be applied as follows:

(a) First, to Payee for reimbursable costs and expenses incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees;

(b) Second, to Payee to pay interest due and payable in respect of the Note until paid in full;

(c) Lastly, to Payee to pay principal balance of this Note until paid in full.

________________________________

1 Maturity Date to be fifteen (15) months from date of issuance.

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6. Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

(a) Failure to Make Required Payments. Failure to make any payment of the principal or interest on or other payments owing in respect of this Note, free of any claim of subordination, within five (5) Business Days following the date when due;

(b) Breach of Representations or Warranties. Any representation or warranty of Maker, or any certification or other material written statement of fact made or deemed made by such Maker in in the Purchase Agreement or in any other Transaction Document, or in any document delivered in connection therewith, shall prove to have been incorrect in any material respect when made or deemed made, and such breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given;

(c) Breach of Covenant. Maker shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of this Note, the Purchase Agreement, or any other Transaction Document, and such failure or breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given;

(d) Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing (each, an “Insolvency Event”); or

(e) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Sections 6(a), 6(b) or 6(c) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, any accrued and unpaid interest thereon, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 6(d), this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee, in accordance with Section 3(c).

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(c) Upon the occurrence of an Event of Default specified in Section 6(e), the unpaid principal balance of this Note, any accrued and unpaid interest thereon, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10):

If to Maker:

Metro One Telecommunications, Inc.

Email: nani@maozeverest.com; Attention: Elchanan Maoz, Acting CEO

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 100019

Attention: Kenneth Schlesinger

E-Mail: kschlesinger@olshanlaw.com

If to Payee:

[_______]

[_______]

Attention: [____]

Email: [______]; Attention: [______]

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11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16. Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

METRO ONE TELECOMMUNICATIONS, INC.

By:
Name: Elchanan Maoz
Title: Acting CEO

[Signature Page to Promissory Note]

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Schedule A

Payee Wire Instructions2

Bank Name: [_____]

ABA #: [_____]

Account #: [_____]

Account Name: [_____]

_______________________

2 Insert the Investor’s wire instructions here

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